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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 27, 1996 appearing on page 16 of Midisoft Corporation's Annual Report on Form 10-KSB/A for the year ended December 31, 1996. We also consent to the references to us under the headings "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Seattle, Washington
June 18, 1997